UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

April 6, 2005

Gables Residential Trust

(Exact name of registrant as specified in charter)

Maryland	001-12590	58-2077868
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Yamato Road, Suite 510
Boca Raton,  FL 33431
(Address of Principal Executive Offices)  (Zip Code)

(561) 997-9700
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      [  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      [  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      [  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      [  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

    On April 6, 2005, Susan M. Ansel was promoted to the role of Chief Operating Officer of Gables Residential Trust ("Gables" or the "Company"). Ms. Ansel previously served as a Senior Vice President with responsibility for the Company's apartment operations and asset management functions in Dallas, Austin, Houston, San Diego and the Inland Empire, which includes a portfolio of over 15,000 apartment homes.  In addition to her operating experience, she has been involved in the development, acquisition and ancillary service businesses during her 18 year tenure with the Company.

    Prior to joining Gables, Ms. Ansel was a Vice President with The Daseke Group.  She serves on the Board of the National Apartment Association Education Institute and is a member of Commercial Real Estate Women.  Ms. Ansel is a member of The Real Estate Council and has served on the Board and as chairperson of The Real Estate Council Foundation Board and previously served on the Board of the Independent Multifamily Communication Council.  She is a graduate of DePauw University with a bachelor's degree in arts.  Ms. Ansel is 44 years old.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits.

Exhibit No.	Description
99.1	Press release of the Company, dated April 6, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GABLES RESIDENTIAL TRUST

Date:  April 8, 2005                                            By: /s/ Marvin R. Banks, Jr.

                                                                                Marvin R. Banks, Jr.
        Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of the Company, dated April 6, 2005.